Exhibit 10.24

JOINDER, WAIVER AND AMENDMENT NO. 1 TO
MASTER BULLION CONSIGNMENT AGREEMENT

THIS AMENDMENT NO. 1 TO MASTER BULLION CONSIGNMENT AGREEMENT, dated as of October 19, 2021 (this “Amendment”), is entered into among QUALITY GOLD, INC., a corporation established under the laws of the State of Ohio (“QGI”), and MTM, INC., a corporation established under the laws of the State of Delaware (“MTM”, and together with QG, the “Counterparty”), BANK OF MONTREAL (“BMO”) and L&L GROUP HOLDINGS, LLC, an Ohio limited liability company (“New Guarantor”).

RECITALS:

WHEREAS reference is made to the Master Bullion Consignment Agreement, dated as of Feburary 24, 2021 (the “Agreement”), among the Counterparty and BMO, pursuant to which BMO agreed, on an uncommitted basis, to consign Bullion to the Counterparty subject to availability and the terms and conditions set forth therein;

AND WHEREAS New Guarantor is an Affiliate of QGI and is hereby joining the Agreement as a Guarantor;

AND WHEREAS certain Events of Default have occurred and are continuing under the Agreement;

AND WHEREAS the Counterparty and BM0 desire to amend the Agreement as provided herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.           Interpretation. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.            Amendment. Section 1 of the Agreement is hereby amended by amending and restating in its entirety the definition of Guarantors as follows:

“Guarantors” means, collectively, Gold Limited Liability Company, a California limited liability company, Gold/Gold/Gold, a California corporation, LogoArt LLC, a Kentucky limited liability company, QGM, LLC, an Ohio limited liability company, QG Refining, LLC, an Ohio limited liability company, J&M Holdings, Inc., a Delaware corporation, and L&L Group Holdings, LLC, an Ohio limited liability company.

3.            Joinder.

(a)            All references in the Consignment Documents to a “Guarantor” or any similar term will include New Guarantor, and New Guarantor is hereby made a party to each of the Guaranty and the Security Agreement as if it initially executed each of the Guaranty and the Security Agreement on the date thereof.

(b)           New Guarantor agrees that it is a “Guarantor” and is bound by the terms of the Consignment Documents, jointly and severally, with each of the other Counterparties and Guarantors. New Guarantor hereby specifically guaranties the Obligations and assumes the duties and obligations of a Guarantor under the Consignment Documents.

(c)         New Guarantor hereby grants to BMO, a security interest in its Collateral, as such term is defined in the Security Agreement, to secure the Obligations as such term is defined in the Security Agreement. New Guarantor acknowledges that BMO is authorized to file UCC-1 Financing Statement naming it as debtor and describing the collateral as all of its assets.

(d)           New Guarantor represents and warrants to BMO that the representations and warranties set forth in the Consignment Documents applicable to a Guarantor are true and correct in all material respects as of the date hereof with respect to New Guarantor.

(e)           The address for notices to New Guarantor under the Guaranty shall be the notice address of the Guarantors set forth in the Agreement.

4.            Waiver. BMO hereby waives the Event of Default arising from the transfer of the equity interests in MTM to QGI, the dissolution of J&M Group Holdings Italy, LLC and breach of the Gold Consignment Limit for July, 2021 (collectively, the “Existing Events of Default”).

5.             Representations and Warranties. Each of the Counterparty and New Guarantor hereby represents and warrants to BMO that:

(a)            Immediately prior to giving effect to this Amendment, no Event of Default has occurred and is continuing other than the Existing Events of Default. After giving effect to this Amendment, no Event of Default and no event which, with the passage of time or the giving of notice, or both, would become an Event of Default, has occurred and is continuing.

(b)           The execution and delivery of this Amendment, and the performance by such Person of the terms and provisions of this Amendment and the Agreement, as amended by this Amendment, have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the corporate charter, articles of incorporation or by-laws of such Person or any indenture, agreement or other instrument to which it is a party, or by which it is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

(c)            This Amendment has been duly executed and delivered by such Person and constitutes a legal, valid and binding obligation of such Person, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights of creditors generally.

6.             Conditions Precedent. The closing and effectiveness of this Amendment is subject to the following conditions precedent:

(a)            Each of the Counterparty and the New Guarantor shall have executed and delivered this Amendment to BMO and the Guarantors shall have executed and delivered to BMO the Ratification attached hereto as Exhibit A.

(b)           BMO shall have received a fully executed copy of an amendment of the HSBC Consignment Agreement and of the Credit Agremeent, each in form and substance satisfactory to BMO regarding the waivers and consents set forth herein, such amendments to become effective concurrently herewith

(c)            All representations and warranties set forth herein shall be true and correct in all respects.

7.            Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

8.            Effect. Except as expressly herein amended, the terms and conditions of the Agreement and the other Consignment Documents shall remain in full force and effect. Each Counterparty and Guarantor acknowledges and agrees that, except as expressly set forth herein, BMO shall not waive or shall be deemed to have waived any of its rights or remedies under the Agreement or any of the other Consignment Documents which documents shall remain in full force and effect in accordance with their terms.

9.            Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

10.          Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

BANK OF MONTREAL

By:	/s/ Paul Rosica
Name: Paul Rosica
Title: Managing Director

QUALITY GOLD, INC.

By:	/s/ Michael Langhammer
Name: Michael Langhammer
Title: Chief Executive Officer

MTM, INC.

By:	/s/ Michael Langhammer
Name: Michael Langhammer
Title: Vice President

L&L GROUP HOLDINGS, LLC

By:	/s/ Michael Langhammer
Name: Michael Langhammer
Title: Manager

Amendment No. 1 to Master Bullion Consignment Agreement

Ratification of Guaranty

Each of the undersigned guarantors (jointly and severally, the “Guarantor”) consents to the provisions of the foregoing Joinder, Waiver and Amendment No. 1 to Master Bullion Consignment Agreement, dated as of October 19, 2021 (the “Amendment”), and all prior amendments (if any) and confirms and agrees that: (a) the Guarantor’s obligations under the Security Agreement and its Guaranty in favor of Bank of Montreal, each dated as of February 24, 2021 (collectively, the “Guaranty”) shall be unimpaired by the Amendment; (b) the Guarantor has no claims, defenses, set offs, counterclaims, discounts or charges of any kind against BMO, its officers, directors, employees, agents or attorneys with respect to the Guaranty and all claims, defenses, set offs, counterclaims, discounts or charges, if any, are hereby released; and (c) all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment. The Guarantor certifies that all representations and warranties made in the Guaranty are true and correct. Capitalized terms used herein and not defined have the meanings set forth in the Amendment or if not defined therein, in the Agreement. The Guarantor hereby confirms that all Collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantor or third parties (if applicable) to BMO, shall continue unimpaired and in full force and effect, shall cover and secure all of the Guarantor’s existing and future Obligations to BMO, as modified by the Amendment.

GOLD LIMITED LIABILITY COMPANY

By:	/s/ Michael Langhammer
Name: Michael Langhammer
Title: Chief Financial Officer

GOLD/GOLD/GOLD, INC.

By:	/s/ Michael Langhammer
Name: Michael Langhammer
Title: Chief Financial Officer

LOGOART LLC

By:	/s/ Michael Langhammer
Name: Michael Langhammer
Title: Manager

QGM, LLC

By:	/s/ Michael Langhammer
Name: Michael Langhammer
Title: Manager

QG REFINING, LLC

By:	/s/ Michael Langhammer
Name: Michael Langhammer
Title: President/Treasurer

J&M GROUP HOLDINGS INC.

By:	/s/ Michael Langhammer
Name: Michael Langhammer
Title: President/Secretary